================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 26, 2006

                             HAEMONETICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Massachusetts                  1-10730                04-2882273
  ----------------------------        ------------         -------------------
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

                    400 Wood Road                                02184
       ----------------------------------------               ----------
       (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number, including area code 781-848-7100


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2006 the independent Directors of Haemonetics Corporation (the "Company"), including all members of the Compensation Committee, approved a 4%, $20,000, merit increase for Brad Nutter in his base compensation. His new base compensation is $520,000. His target bonus eligibility will also increase accordingly to $520,000.

70% of Mr. Nutter's potential cash bonus is solely dependent upon the achievement of stated corporate financial targets for revenue and operating income for the fiscal year 2007, with the opportunity for an over achievement payment for financial performance in excess of the targets, in accordance with a predetermined schedule approved by the Compensation Committee at the beginning of the fiscal year. 30% of Mr. Nutter's potential cash bonus is dependent on his achievement of individual performance objectives. There were no other changes to Mr. Nutter's compensation. The Board's decision considered Mr. Nutter's outstanding performance.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HAEMONETICS CORPORATION
                                                 -------------------------------
                                                 (Registrant)

Date: June 2, 2006                               /s/ Ronald J. Ryan
                                                 -------------------------------
                                                 Ronald J. Ryan, Vice President
                                                 and Chief Financial Officer

                                        3